UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2006
Date of Report (Date of earliest event reported)

OREGON STEEL MILLS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9887	94-0506370
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 S.W. Broadway, Suite 2200;
Portland, Oregon 97205
(Address of principal executive offices) (Zip Code)

(503) 978-6007
(Registrant’s telephone number)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 20, 2006, Oregon Steel Mills, Inc. (“Oregon Steel”) entered into an agreement and plan of merger (the “Merger Agreement”) with Evraz Group S.A. (“Evraz”) and Oscar Acquisition Merger Sub, Inc., a wholly owned subsidiary of Evraz (“Purchaser”), pursuant to which Evraz, through Purchaser, will commence an offer to purchase all the outstanding shares of Oregon Steel at a purchase price of $63.25 per share in cash (the “Offer”).  Following the consummation of the Offer, Purchaser will merge with and into Oregon Steel (the “Merger”).

The closing of the Offer is subject to customary closing conditions, including (i)  the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) any required approvals or consents in respect of the Offer or the Merger shall have been obtained under the Canadian Competition Act (and any applicable waiting periods thereunder have expired or been terminated); (iii) the period of time for any applicable review process by Committee on Foreign Investment in the United States (“CFIUS”) under the Exon-Florio Act (including, if applicable, any investigation commenced thereunder) shall have expired or been terminated or CFIUS shall have provided a written notice to the effect that review of the transactions contemplated by this Offer has been concluded and that a determination has been made that there are no issues of national security sufficient to warrant investigation under the Exon-Florio Act and (iv) the notification period under the International Traffic in Arms Regulation (the “ITAR”) of the U.S. Department of State shall have expired or otherwise been terminated, or the U.S. Department of State or another U.S. Governmental Entity shall have provided written notice to the effect that no further review of the transactions contemplated by this Agreement under the ITAR will occur.  The consummation of the Offer is also conditioned on Evraz acquiring a majority of the outstanding shares of Oregon Steel on a fully diluted basis.  Depending on the number of shares held by Evraz and Purchaser after Purchaser’s acceptance of the shares properly tendered in connection with the Offer, approval of the Merger by the holders of the outstanding shares of the Company’s common stock may be required.

The Merger Agreement includes customary representations, warranties and covenants of Oregon Steel, Evraz and Purchaser.  Oregon Steel has agreed to operate its business in the ordinary course until the Merger is consummated.  Oregon Steel has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Oregon Steel and to certain restrictions on its ability to respond to any such proposals.  The Merger Agreement also includes customary termination provisions for both Oregon Steel and Evraz.

The Merger Agreement provides that upon termination of the Merger Agreement under specified circumstances, Oregon Steel will be required to pay Evraz a termination fee of $68 million, less the amount of any expenses actually reimbursed to Evraz.  The Merger Agreement further provides that upon the occurrence of certain events, Oregon Steel must reimburse Evraz for out-of-pocket expenses incurred in connection with the Merger Agreement, in an amount not to exceed $8 million.

Oregon Steel’s Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that its shareholders accept Purchaser’s offer.

As more fully described in Item 3.03 below, in conjunction with the Merger Agreement, Oregon Steel entered into a First Amendment to the Rights Agreement dated as of December 23, 1999, to, among other things, make the rights issued pursuant to the Rights Agreement inapplicable to the Offer, the Merger and related transactions.

The foregoing descriptions of the Merger Agreement and the First Amendment to the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the First Amendment to the Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Cautionary Statement

The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

Investors should not rely upon the representations and warranties in the Merger Agreement as statements of factual information about either Oregon Steel or Evraz.  These representations and warranties were made by Oregon Steel and Evraz only for purposes of the Merger Agreement, were made solely to each other as of the date specified in the Merger Agreement and are subject to modification or qualification by other disclosures made by the parties to each other in connection with the Merger Agreement, including important modifications and limitations set forth in disclosure letter delivered by Oregon Steel to Evraz.  Some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by Oregon Steel and Evraz.  Information about Oregon Steel and Evraz can be found elsewhere in this document and in other public filings that Oregon Steel makes with the SEC, which are available without charge at www.sec.gov and the public filings Evraz makes available without charge at www.evraz.com.

Item 3.03               Material Modification to Rights of Security Holders

On November 20, 2006, Oregon Steel and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, LLC) entered into the First Amendment (the “First Amendment”) to the Rights Agreement dated as of December 23, 1999, by and between Oregon Steel and Mellon Investor Services LLC, as rights agent (the “Rights Agreement”).  Oregon Steel entered into the First Amendment to render the Rights Agreement inapplicable to the (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Company common stock pursuant to the Offer, the Merger or the Merger Agreement.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01                                             Other Events

A joint press release announcing the execution of the Merger Agreement was issued by Oregon Steel and Evraz on November 20, 2006.  The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Important Additional Information

The tender offer described herein has not commenced.  The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Oregon Steel.  At the time the tender offer is commenced, Oscar Acquisition Merger Sub, Inc. and Evraz intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and Oregon Steel intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Oscar Acquisition Merger Sub, Inc., Evraz and Oregon Steel intend to mail these documents to the stockholders of Oregon Steel.  These documents will contain important information about the tender offer and stockholders of Oregon Steel are urged to read them carefully when they become available.  Stockholders of Oregon Steel will be able to obtain a free copy of these documents (when they become available) at http://www.evraz.com/ and http://www.osm.com/ and the website maintained by the Securities and Exchange Commission at http://www.sec.gov/. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Evraz by contacting Evraz at ir@evraz.com or +7-495-2321370, attention: Investor Relations, or from Oregon Steel by contacting Oregon Steel at +1 503 978-6007 attention: Investor Relations.

Cautionary Note Regarding Forward-Looking Statements

This release includes forward looking statements relating to the acquisition of Oregon Steel which are indicated by the words “will”, “expect”, “believe” and similar expressions.  These forward-looking statements are necessarily current estimates based on the best judgment of Oregon Steel’s senior management.  Achievement of the expressed goals, expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from those goals, objectives or expectations.  Important factors that may cause such differences include, but are not limited to the risk that the conditions to the offer or the merger set forth in the merger agreement will not be satisfied, changes in both companies’ businesses during the period between now and the closing, developments in obtaining regulatory approvals for the transaction; the successful integration of Oregon Steel into Evraz’s business subsequent to the closing of the acquisition; timely development, competitive products and pricing, as well as fluctuations in demand; cost and availability of raw materials; potential equipment malfunction; and plant construction and repair delays; the ability to retain key management and technical personnel of Oregon Steel; adverse reactions to the proposed transaction by customers, suppliers and strategic partners and other risks described in Oregon Steel’s report on Form 10-K filed with the Securities and Exchange Commission (SEC) for the fiscal year ended December 31, 2005.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits

Item 2.1	Agreement and Plan of Merger dated as of November 20, 2006, among Oregon Steel, Evraz and Purchaser.

Item 4.1	First Amendment to Rights Agreement, dated as of November 20, 2006, by and between Oregon Steel and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, LLC).

Item 99.1	Press release issued November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREGON STEEL MILLS, INC.

	By:	/s/ ROBIN A. GANTT
Name: Robin A. Gantt
Title: Corporate Controller (Principal Accounting Officer)

Dated: November 20, 2006

Exhibit Index

Exhibit No.

2.1                         Agreement and Plan of Merger dated November 20, 2006, among Oregon Steel, Evraz and Purchaser.

4.1                         First Amendment to Rights Agreement, dated as of November 20, 2006, by and between Oregon Steel and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, LLC).

99.1                   Press release issued November 20, 2006.